                                OPTION AGREEMENT


     OPTION AGREEMENT made this 24th day of March, 1995 between ISRAMCO, INC., a Delaware Corporation, (the "Company"), and, M.H. MEYERSON & CO., INC., (the "Optionee"), with offices at 30 Montgomery Street, Jersey City, New Jersey 07302.

     The Company hereby grants to Optionee an option to acquire 500,000 shares of the Company's Common Stock, par value $.01 per share to the Optionee at the price and in all respects subject to the terms, definitions and provisions of this Agreement (the "Option").

     1.  Option Price.  The Option price is $2.00 for each share.

     2. Exercise of Option. This Option shall be exercisable by Optionee during the period of one (1) year from the date hereof in accordance with the terms hereof.

     3. Nontransferability of Option. This Option may not be transferred in any manner, except to M.H. Meyerson and its officers and directors designated by M.H. Meyerson, provided, however, that the number of holders shall not exceed six (6) persons. The terms of this Option shall be binding upon the executors, administrators, heirs and successors and assigns of the Optionee.

     4. Common Stock. Optionee acknowledges that the shares common stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). As a condition to the exercise of this Option, the person who shall exercise this Option shall represent and agree that any and all shares acquired under the Option are being purchased for investment an not with a view to public resale or the distribution thereof and that such shares may not be sold, transferred, pledged, hypothecated, alienated or otherwise assigned or disposed of without either registration under the Act, qualification under and exemption provided by Regulation A promulgated pursuant to the Act, or an opinion of counsel which opinion is satisfactory to the Company to the effect that such registration or qualification is not required.

     5. Services. M.H. Meyerson & Co., Inc. during the term of this Agreement shall perform those financial consulting, public relations and other investment banking services (the "Services") as requested by the Company during the term of this Agreement. Such Services shall be performed at such times and in such manner as the Company and M.H. Meyerson & Co., Inc. may mutually agree. During the term of this Agreement, M.H. Meyerson & Co., Inc. shall expend a minimum of Twenty-Five Thousand ($25,000) Dollars in non-reimbursable out-of-pocket expenses in connection with rendering such Services to the Company. These Services shall be exclusively for the benefit of the Company, shall be identifiable and shall not include any legal costs incurred by M.H. Meyerson & Co., Inc. for reviewing press releases or other published material of the Company in connection with M.H. Meyerson & Co., Inc. performing such Services.

     6. Valuation Letter. M.H. Meyerson & Co., Inc. shall submit to the accountants of the Company a valuation letter setting forth the value of the Option on the date of its grant.

     7. Independent Relationship. It is recognized by the parties to this Agreement that M.H. Meyerson & Co. and M.H. Meyerson, in performing services under this Agreement are independent contractors and are not acting as agents on behalf of the Company. Making any statements concerning the Company to any person not a party to the Agreement, M.H. Meyerson & Co. and M.H. Meyerson shall not attribute any such statements to the Company or to any person associated with the Company, unless: (i) such statement has been made by the Company in a press release or a filing with any securities regulatory authority; or (ii) the attribution of such statement to the Company by M.H. Meyerson or M.H. Meyerson & Company has been specifically approved by the Company's Chairman of the Board and/or the Company's legal counsel.

     8. Registration Rights. The holders of 100% of the shares covered by this Stock Option (the "100% Owners") may on one occasion only during the term of this Agreement, request that the Company file a registration statement under the Securities Act of 1933, as amended (the "Act") to permit a public offering of all of the shares exercised under this Option upon the following conditions:

               (i) If the 100% Owners give notice to the Company of their desire to have a public offering then, within a reasonable time period, upon receipt of such notice, subject to the provisions of this paragraph, the Company will cooperate with 100% Owners in the filing of a registration statement, provided, (a) such 100% Owners shall promptly furnish to the Company all appropriate information in connection therewith and (b) shall bear all fees, commissions, legal costs and other related costs and expenses associated with the preparation of such registration statement by the Company and its legal counsel.

               (ii) The Company shall have the right to reject or delay the request of the 100% Owners in the event the Company believes in its sole discretion, that the filing of such registration statement would conflict with or interfere with transactions presently pending or being contemplated by the Company or a pending or contemplated registration by the Company of securities for its own account or for other selling security holders. In such event, the Company shall notify the 100% Owners of its decision to reject or delay the filing of said registration statement until a more appropriate time, all in the sole discretion of the Company.

               (iii) The 100% Owners will provide the Company, its officers and its directors with appropriate indemnification and will hold the Company, its officers and directors harmless as to any losses, claims, damages or liabilities to which the Company or any such officer or director may be subject under the Act or otherwise arising out of said registration statement.

     9. Resolution of Disputes. Any dispute or disagreement which should arise under, or as a result of, or which is in any way related to, the interpretation, construction or application of this Agreement will be determined by the Board of Directors of the Company. Any determination made thereunder shall be final, binding, and conclusive for all purposes.

     IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the day, month and year above written.

                         ISRAMCO, INC.


                         By:
                             --------------------------


                         M.H. MEYERSON & CO., INC.


                         By:
                             --------------------------